Exhibit 21.1

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                SUBSIDIARIES OF GRAHAM PACKAGING HOLDINGS COMPANY


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Name:                                                        Jurisdiction and Type of Formation:
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Graham Packaging Company, L.P.                               Delaware limited partnership
GPC Capital Corp. I                                          Delaware corporation
GPC Capital Corp. II                                         Delaware corporation
GPC Opco GP LLC                                              Delaware limited liability company
GPC Sub GP LLC                                               Delaware limited liability company
Graham Packaging Acquisition Corp.                           Delaware corporation
Graham Packaging PET Technologies                            Delaware corporation
Graham Packaging Plastic Products Inc.                       Delaware corporation
Graham Packaging International Plastic Products Inc.         Delaware corporation
Graham Packaging Controllers USA Inc.                        Delaware corporation
Graham Packaging Comerc USA Inc.                             Delaware corporation
Graham Packaging Leasing USA Inc.                            Delaware corporation
Graham Packaging Technological Specialties Inc.              Delaware corporation
Graham Packaging Regioplast STS Inc.                         Delaware corporation
Graham Packaging Canada Limited                              Ontario corporation
Graham Packaging France Partners                             Pennsylvania general partnership
Graham Packaging France, S.A.S.                              French corporation
Financiere Graham Packaging France SNC                       French general partnership
Graham Packaging Italy, S.r.L.                               Italian limited liability company
LIDO Plast-Graham SRL                                        Argentine limited liability company
Societa Imballagi Plastici, S.r.L.                           Italian limited liability company
Graham Packaging Poland, L.P.                                Pennsylvania limited partnership
Masko Graham Spolka Z.O.O.                                   Polish limited liability company
Graham Recycling Company, L.P.                               Pennsylvania limited partnership
Graham Packaging Latin America, LLC                          Delaware limited liability company
Graham Brasil Participacoes Ltda.                            Brazilian limited liability company
Graham Packaging do Brasil Industria e Comercio S.A.         Brazilian corporation
Graham Packaging U.K. Ltd.                                   England & Wales corporation
Graham Packaging Deutschland GmbH                            German limited liability company
Graham Plastpak Plastik Ambalaj A.S.                         Turkish corporation
Graham Packaging Europe SNC                                  French general partnership
Graham Emballages Plastiques S.A.S.                          French corporation
Financiere Graham Emballages Plastiques SNC                  French general partnership
Resin Rio Comercio Ltda.                                     Brazilian limited liability company
Graham Packaging Argentina S.A.                              Argentine corporation
Graham Packaging Company de Venezuela, C.A.                  Venezuelan corporation
Lido Plast San Luis S.A.                                     Argentine corporation
Graham Innopack de Mexico S. de R.L. de C.V.                 Mexican limited liability company
Industrias Graham Innopack S. de R.L. de C.V.                Mexican limited liability company
Servicios Graham Innopack S. de R.L. de C.V.                 Mexican limited liability company
Graham Packaging Belgium S.A.                                Belgian corporation
Graham Packaging Iberica S.L.                                Spanish limited liability company
Graham Packaging Villecomtal SARL                            French limited liability company
Graham Packaging Noeux SARL                                  French limited liability company
Graham Packaging European Services, Ltd.                     England & Wales corporation
Graham Packaging West Jordan, LLC                            Utah limited liability company
Industrias Graham Innopack de Irapuato S. de R.L. de C.V.    Mexican limited liability company
Servicios Graham Innopack de Irapuato S. de R.L. de C.V.     Mexican limited liability company
Servicios Graham Innopack de Mexicali S. de R.L. de C.V.     Mexican limited liability company
Servicios Graham Innopack de Tlaxcala S. de R.L. de C.V.     Mexican limited liability company
Graham Packaging Holdings B.V.                               Netherlands limited liability company
Graham Packaging Company B.V.                                Netherlands limited liability company
Graham Packaging Company Oy                                  Finish private limited liability company
Graham Packaging Plastics Limited                            England & Wales limited liability company
Graham Packaging Hungary Kft.                                Hungarian limited liability company
Graham Packaging Lummen NV                                   Belgium corporation
Graham Packaging Consultores en Controles S.A. de C.V.       Mexican limited  liability company with negotiable stock
                                                             and variable capital
Graham Packaging Especialidades Tecnologicas S.A. de C.V.    Mexican limited liability company with negotiable stock
                                                             and variable capital
Graham Packaging Leasing S.A. de C.V.                        Mexican limited liability company with negotiable stock
                                                             and variable capital
Graham Packaging PET Holdings S. de R.L. de C.V.             Mexican limited liability corporation
Graham Packaging PET Technologies de Mexico S.A. de C.V.     Mexican limited  liability company with negotiable stock
                                                             and variable capital
Graham Packaging Plastic Products de Mexico S. de R.L. de    Mexican limited liability corporation
C.V.
Graham Packaging Plasticos de Venezuela C.A.                 Venezuela limited liability share company
Graham Packaging Company de Ecuador S.A.                     Ecuador mercantile partnership
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